                                                                 EXHIBIT 10.28

                             AMENDED AND RESTATED
                          LOAN AND SECURITY AGREEMENT


                          EXODUS COMMUNICATIONS, INC.

                               TABLE OF CONTENTS



                                                                           Page

1.       ACCOUNTING AND OTHER TERMS...........................................1

2.       LOAN AND TERMS OF PAYMENT............................................1
         2.1      Credit Extensions...........................................1
         2.2      Committed Letter of Credit Facility.........................2
         2.3      Interest Rate; Payments.....................................2
         2.4      Fees and Expenses...........................................3
         2.5      Additional Costs............................................3
         2.6      Purpose.....................................................3
3.       CONDITIONS PRECEDENT.................................................3

4.       CREATION OF SECURITY INTEREST........................................4

5.       REPRESENTATIONS AND WARRANTIES ......................................4
         5.1      Due Organization and Authorization..........................4
         5.2      Collateral..................................................4
         5.3      Litigation..................................................4
         5.4      No Material Adverse Change in Financial Statements .........4
         5.5      Solvency....................................................5
         5.6      Regulatory Compliance.......................................5
         5.7      Subsidiaries................................................5
         5.8      Full Disclosure.............................................5

6.       AFFIRMATIVE COVENANTS................................................5
         6.1      Government Compliance.......................................6
         6.2      Financial Statements, Reports, Certificates.................6
         6.3      Inventory; Returns..........................................6
         6.4      Taxes  .....................................................6
         6.5      Insurance...................................................6
         6.6      Primary Accounts............................................7
         6.7      Financial Covenants.........................................7
         6.8      Further Assurances..........................................7

7.       NEGATIVE COVENANTS...................................................8
         7.1      Dispositions................................................8

                               TABLE OF CONTENTS
                                  (continued)

                                                                            Page

         7.2      Changes in Business, Ownership, Management or
                  Business Locations...........................................8
         7.3      Mergers or Acquisitions......................................8
         7.4      Indebtedness.................................................8
         7.5      Encumbrance..................................................8
         7.6      Investments; Distributions...................................8
         7.7      Transactions with Affiliates.................................8
         7.8      Subordinate Debt.............................................9
         7.9      Compliance...................................................9

8.       EVENTS OF DEFAULT.....................................................9
         8.1      Payment Default..............................................9
         8.2      Covenant Default.............................................9
         8.3      Material Adverse Change......................................9
         8.4      Attachment..................................................10
         8.5      Insolvency..................................................10
         8.6      Other Agreements............................................10
         8.7      Judgements..................................................10
         8.8      Misrepresentations..........................................10

9.       AGENT'S RIGHTS AND REMEDIES..........................................10
         9.1      Rights and remedies.........................................10
         9.2      Power of Attorney...........................................11
         9.3      Accounts Collection.........................................11
         9.4      Bank Expenses...............................................12
         9.5      Agent's Liability for Collateral............................12
         9.6      Remedies Cumulative.........................................12
         9.7      Demand Waiver...............................................12

10.      NOTICES..............................................................12

11.      CHOICE OF LAW, VENUE AND JURY TRIAL WAIVER...........................12

12.      BANK AS ISSUING BANK AND AGENT.......................................13
         12.1     Sharing of Payments.........................................13
         12.2     Participations..............................................13

                               TABLE OF CONTENTS
                                  (continued)

                                                                            Page

         12.3     Reimbursement...............................................14
         12.4     Payments by Agents..........................................14
         12.5     Obligations Absolute........................................14
         12.6     Disbursement Procedures.....................................15
         12.7     Interim Interest............................................15
         12.8     Resignation of the Issuing Bank.............................15

13.      THE BANK AS AGENT....................................................16
         13.1     Actions.....................................................16
         13.2     Exculpation.................................................16
         13.3     Successor...................................................17
         13.4     Loans and Other Transactions by SVB.........................17
         13.5     Copies......................................................17
         13.6     Delegation of Duties........................................17
         13.7     Reliance by Agent...........................................17
         13.8     Notice of Default...........................................18
         13.9     Collateral Matters..........................................18

14.      ASSIGNMENTS..........................................................19

15.      AMENDMENTS AND WAIVERS...............................................19

16.      SET-OFFS.............................................................19

17.      INDEMNIFICATION......................................................20

18.      GENERAL PROVISIONS...................................................20
         18.1     Successors and Assigns......................................20
         18.2     Time of Essence.............................................20
         18.3     Severability of Provision ..................................20
         18.4     Amendments in Writing, Integration..........................20
         18.5     Counterparts................................................21
         18.6     Survival....................................................21
         18.7     Confidentiality.............................................21
         18.8     Attorneys' Fees, Costs and Expenses.........................21
         18.9     Effect of Restatement.......................................21

                               TABLE OF CONTENTS
                                  (continued)

                                                                            Page

19.      DEFINITIONS..........................................................21

EXHIBITS

Exhibit A - Description of Collateral

Exhibit B - Form of L.C. Application

Exhibit C - Form of Compliance Certificate

                             AMENDED AND RESTATED
                             --------------------
                          LOAN AND SECURITY AGREEMENT
                          ---------------------------

     This AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT (this "Agreement") is entered into as of March 8, 2000, by and among SIL1CON VALLEY BANK, as a lender (in that capacity, "Bank") and as an agent for itself and the other Banks (in that capacity, "Agent"), whose address is 3003 Tasman Drive, Santa Clara, California 95054, the other financial institutions that from time to time become party hereto (collectively with the Bank. the "Banks"), and EXODUS COMMUNICATIONS, INC., a Delaware corporation as borrower ("Borrower"), whose address is 2831 Mission College Boulevard, Santa Clara, California 95054, in reliance upon the following:

                                   RECITALS
                                   --------

A. Bank and Borrower are parties to that certain Loan and Security Agreement dated June 14, 1996, as amended (the "Original Agreement"), pursuant to which Bank has made certain credit facilities available to Borrower.

B. Borrower has requested that Bank increase the letter of credit facility under the Original Agreement, and in connection therewith Bank and Borrower have agreed upon certain new terms and conditions regarding such increase. Bank and Borrower therefore desire to amend and restate the Original Agreement in its entirety without novation, all in accordance with the terms and provisions set forth herein.

                                   AGREEMENT
                                   ---------
     NOW, THEREFORE, in reliance upon the foregoing and in consideration of the mutual covenants set forth herein, the parties agree as follows

1.   ACCOUNTING AND OTHER TERMS
     --------------------------

     Accounting tents not defined in this Agreement will be construed in accordance with GAAP. Calculations and determinations must be made in accordance with GAAP. The term "financial statements" includes the notes and schedules. The terms "including" and "includes" always mean "including (or includes) without limitation" in this Agreement or any other Loan Document. Capitalized terms in this Agreement shall have the meanings set forth in Article 19. This Agreement shall be construed to impart upon each of the Banks a duty to act reasonably at all times.

2.   LOAN AND TERMS OF PAYMENT
     -------------------------

2.1  Credit Extension. Borrower will pay to Agent the unpaid principal amount of
     ----------------
all Credit Extensions and interest on the unpaid principal amount of the Credit Extensions in accordance with the terms of this Agreement.

2.2  Committed Letter Of Credit Facility
     -----------------------------------

     (a) Bank hereby establishes for the account of Borrower the Committed Letter of Credit Facility. Pursuant thereto, Bank shall from time to time during the Term of this Agreement issue one or more irrevocable stand-by letters of credit (each, a "Letter of Credit") for the account of Borrower, provided that at no time shall the aggregate face amount of all Letters of Credit (including all currently outstanding Letters of Credit, all unreimbursed Advances arising from draws on any Letter of Credit and any Letter of Credit Reserve) exceed Twenty Million Dollars ($20,000,000). Bank is sometimes hereafter referred to as "Issuing Bank" in its capacity as the issuer of the Letters of Credit.

     (b) Each Letter of Credit will have an expiry date of not later than 180 days after the Maturity date, but Borrower's reimbursement obligations will be secured by cash on terms acceptable to Agent at any time after the Maturity Date if the Term of this Agreement is not extended by the Banks. Notwithstanding the foregoing, Borrower shall provide Agent with a cash secured letter, in form and substance acceptable to Agent, to support any Letters of Credit with an expiry date later than 180 days after the Maturity Date.

     (c) Each Letter of Credit shall be drawn on such terms and conditions as are acceptable to Issuing Bank and shall be governed by the terms of this Agreement and the terms of that certain standard form "Application for Standby Letter of Credit" of Issuing Bank, a copy of which is attached hereto as Exhibit "B" (the "Application"). Borrower shall execute and deliver to Issuing Bank an Application for each Letter of Credit to be issued by Issuing Bank, and shall also execute and deliver any further documentation in connection with the Letters of Credit as Issuing Bank may reasonably request.

     (d) Borrower affirms and acknowledges to Agent that, as of the date hereof there are currently outstanding Letters of Credit issued by Issuing Bank for the account of Borrower with an aggregate face amount of Sixteen Million Nine Hunched Four Thousand Five Hundred Fourteen and 78/100 Dollars ($16,904,514.78). All outstanding Letters of Credit (including but not limited to those identified in this paragraph 2.2(d)), and Borrower's Obligations with respect thereto, shall be governed by the terms of this Agreement.

2.3  Interest Rate: Payments:
     -----------------------

     (a) Advances shall accrue interest on the outstanding principal balance at a per annum rate equal to the Prime Rate for a period commencing on the date of the Advance and ending on the second Business Day after notice to reimburse pursuant to Section 12.3; thereafter Advances shall accrue interest at the Default Rate (as defined below). After an Event of Default, all Obligations shall accrue interest at five percent above the rate of interest that was effective immediately before the Event of Default (the "Default Rate"). The interest rate increases or decreases when the Prime Rate changes. Interest is computed on a 360-day year for the actual number of days elapsed.

     (b) Interest is due and payable upon payment of Advances and any other principal sum due and owing hereunder. Agent may debit any of Borrower's deposit accounts, including

Account Number 3300027233, for principal and interest payments owing and any other amounts Borrower owes Agent. Agent will notify Borrower when it debits Borrower's accounts. These debits are not a set-off. Payments received after 12:00 noon Pacific time are considered received at the opening of business on the next Business Day. When a payment is due on a day that is not a Business Day, the payment is due on the next Business Day and additional fees and interest accrue.

2.4  Fees and Expenses.
     -----------------

     (a) Borrower will pay to Agent, for the benefit of the Banks, a fully earned, nonrefundable facility fee of $50,000.00, due on the Closing Date.

     (b) Borrower will pay to Agent for the benefit of Issuing Bank, for Issuing Bank's own account, those fees set forth in that certain fee letter of even date herewith by and between Borrower and Issuing Bank.

     (c) Borrower will reimburse Agent on demand for all Bank Expenses (including reasonable attorneys' fees and expenses) for the documentation and negotiation of this Agreement incurred through and after the Closing Date.

     (d) Borrower will pay to Agent, for the benefit of the Banks, a Letter of Credit fee. The Letter of Credit fee shall be equal to one percent (1.00%) of the face amount of each Letter of Credit issued, up to the aggregate face amount of such Letters of Credit of Ten Million Dollars ($l0,000.000). The Letter of Credit fee shall thereafter be increased to an amount equal to one half percent (1.50%) of the face amount of each Letter of Credit issued in excess of $10,000,000 in the aggregate. Each Letter of Credit fee shall be due and payable upon the issuance of the Letter of Credit to which it relates.

2.5  Additional Costs. If any law or regulation increases any of the Banks'
     ----------------
costs or reduces the income of any of the Banks with respect to any Letter of Credit or Advance hereunder, Borrower will pay the increase in cost or reduction in income or additional expense; provided, however, that Borrower shall not be liable for any amount attributable to any period before 180 days prior to the date on which Agent notifies Borrower of such increased costs. Each of the Banks agrees that it will allocate any increased costs among its customers similarly affected in good faith and in a manner consistent with its customary practice.

2.6  Purpose. The credit made available to Borrower under this Agreement may
     -------
only be used to issue Letters of Credit.

3.   CONDITIONS PRECEDENT
     --------------------

     Issuing Bank's obligation to issue each Letter of Credit and the Banks' obligations to make any Credit Extension (other than payment of a draw under a Letter of Credit) is subject to satisfaction of the following conditions precedent:

     (a)   receipt of all the agreements, documents and fees it requires;

     (b)   timely receipt of an Application; and

     (c) the representations and warranties in Section 5 must be materially true on the date of the Application and on the effective date of each Credit Extension, and no Event of Default shall have occurred and be continuing, or result from the issuance of a Letter of Credit or the Credit Extension. Each submission by Borrower of an Application constitutes Borrower's representation and warranty on that date that the representations and warranties in Section 5 remain true.

4.   CREATION OF SECURITY INTEREST
     -----------------------------

     Borrower grants Agent a continuing security interest in all presently existing and later acquired Collateral to secure all Obligations and performance of each of Borrower's duties under the Loan Documents. Except for Permitted Liens, any security interest of Agent in the Collateral shall be a first priority security interest in the Collateral. Agent may place a "hold" on any deposit account pledged as Collateral. If this Agreement is terminated, the lien and security interest of Agent in the Collateral will continue until Borrower fully satisfies its obligations.

5.   REPRESENTATIONS AND WARRANTIES
     ------------------------------

     Borrower represents and warrants as follows:

5.1  Due Organization and Authorization. Borrower and each Subsidiary is duly
     ----------------------------------
existing and in good standing in its state of formation and qualified and licensed to do business in, and in good standing in, any state in which the conduct of its business or its ownership of property requires that it be qualified, except where the failure to do so could not reasonably be expected to cause a Material Adverse Change. The execution, delivery and performance of the Loan Documents have been duly authorized, and do not conflict with Borrower's formation documents nor constitute an event of default under any material agreement by which Borrower is bound. Borrower is not in default under any agreement to which or by which it is bound in which the default could reasonably be expected to cause a Material Adverse Change

5.2  Collateral. Borrower has good title to the Collateral, free of Liens except
     ----------
Permitted Liens. The Accounts are bona fide, existing obligations, and the service or property has been performed or delivered to the account debtor or its agent for immediate shipment to and unconditional acceptance by the account debtor. Borrower has no notice of any actual or imminent Insolvency Proceeding of any account debtor. All Inventory is in all material respects of good and marketable quality, free from material defects.

5.3  Litigation. Except as disclosed to Agent in writing prior to the date
     ----------
hereof, there are no actions or proceedings pending or, to the knowledge of Borrower and Borrower's Responsible Officers and legal counsel, threatened by or against Borrower or any Subsidiary in which an adverse decision could reasonably be expected to cause a Material Adverse Change.

5.4  No Material Adverse Change in Financial Statements. All consolidated
     --------------------------------------------------
financial statements for Borrower and any Subsidiary delivered to Agent fairly present in all material respects Borrower's consolidated financial condition and Borrower's consolidated results of operations. There has not been any material deterioration in Borrower's consolidated financial condition since the date of the most recent financial statements submitted to Agent.

5.5  Solvency. The fair salable value of Borrower's assets (including goodwill
     --------
minus disposition costs) exceeds the fair value of its liabilities; Borrower is not left with unreasonably small capital after the transactions in this Agreement; and Borrower is able to pay its debts (including trade debts) as they mature.

5.6  Regulatory Compliance. Borrower is not an "investment company" or a company
     ---------------------
"controlled" by an "investment company" under the Investment Company Act. Borrower is not engaged as one of its important activities in extending credit for margin stock (under Regulations T and U of the Federal Reserve Board of Governors). Borrower has complied in all material respects with the Federal Fair Labor Standards Act. Borrower has not violated any laws, ordinances or rules, the violation of which could cause a Material Adverse Change. None of Borrower's or any Subsidiary's properties or assets has been used by Borrower or any Subsidiary or, to the best of Borrower's knowledge, by previous Persons, in disposing, producing, storing, treating, or transporting any hazardous substance other than legally. Borrower and each Subsidiary has timely filed all required tax returns and paid, or made adequate provision to pay, all material taxes, except those being contested in good faith with adequate reserves under GAAP. Borrower and each Subsidiary has obtained all consents, approvals and authorizations of, made all declarations or filings with, and given all notices to, all government authorities that are necessary to continue its business as currently conducted except where the failure to do so could not reasonably be expected to cause a Material Adverse Change.

5.7  Subsidiaries. Borrower does not own any stock, partnership interest or
     ------------
other equity securities except for Permitted Investments.

5.8  Full Disclosure. No representation, warranty or other statement of Borrower
     ---------------
in any certificate or written statement given to Agent (taken together with all such certificates and written statements given to Agent) contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained in the certificates or statements not misleading (it being recognized by Agent that the projections and forecasts provided by Borrower in good faith and based upon reasonable assumptions are not to be viewed as facts and that actual results during the period or periods covered by any such projections and forecasts may differ from the projected or forecasted results).

6.   AFFIRMATIVE COVENANTS
     ---------------------

     Borrower will do all of the following:

6.1  Government Compliance. Borrower will maintain its and all Subsidiaries'
     ---------------------
corporate existence and good standing in its jurisdiction of incorporation and maintain qualification in each jurisdiction in which the failure to so qualify could have a material adverse effect on Borrower's business or operations. Borrower will comply, and have each Subsidiary comply, with all laws, ordinances and regulations to which it is subject, noncompliance with which could have a material adverse effect on Borrower's business or operations or cause a Material Adverse Change.

6.2  Financial Statements, Reports, Certificates.
     -------------------------------------------

     (a) Borrower will deliver to Agent: (i) within 5 days of its distribution or filing same, written notice that all statements, reports and notices made available to Borrower's security holders or to any holders of Subordinated Debt, and all reports on Form 10-K, l0-Q and 8-K (with all exhibits thereto) filed with the Securities and Exchange Commission (the "SEC"), have been posted on the SEC's website on the Internet at website address www.sec.gov or Free Edgar
                                                 -----------
website on the internet at website address www.freeedgar.com, provided that
                                           -----------------
Borrower will deliver to Agent a copy of any of the foregoing that is not so posted on the internet within five (5) days of its filing or otherwise distributing same; (ii) a prompt report of any 1egal actions pending or threatened against Borrower or any Subsidiary that could result in damages or costs to Borrower or any Subsidiary of $100,000 or more; (iii) prompt notice of any material change in the composition of the Intellectual Property, including any subsequent ownership right of Borrower in or to any Copyright, Patent or Trademark not shown in any intellectual property security agreement between Borrower and Agent or knowledge of an event that materially adversely affects the value of the Intellectual Property; and (iv) budgets, sales projections, operating plans or other financial information Agent requests.

     (b) Within 60 days after the last day of each quarter, Borrower will deliver to Agent a Compliance Certificate, in the form of Exhibit "C" hereto, signed by a Responsible Officer.

     (c) Agent has the right to audit Borrower's Accounts at Borrower's expense if an Event of Default has occurred and is continuing, and Borrower will notify Agent in writing that an Event of Default has occurred within 10 days after the occurrence thereof.

6.3  Inventory: Returns. Borrower will keep all Inventory in good and marketable
     ------------------
condition, free from material defects. Returns and allowances between Borrower and its account debtors will follow Borrower's customary practices as they exist at the Closing Date. Borrower must promptly notify Agent of all returns, recoveries, disputes and claims that involve more than $50,000.

6.4  Taxes. Borrower will make, and cause each Subsidiary to make, timely
     -----
payment material federal, state, and local taxes or assessments and will deliver to Agent, on demand appropriate certificates attesting to the payment.

6.5  Insurance. Borrower will keep its business and the Collateral insured for
     ---------
risks and in amounts, as Agent requests. Insurance policies will be in a form with companies, and in amounts that are satisfactory to Agent. All property policies will have a lender's loss payable endorsement showing Agent as a loss payee and all liability policies will show the Agent as an additional insured and provide that the insurer must give Agent at least 20 days notice before canceling its policy. At Agent's request, Borrower will deliver certified copies of policies and evidence of all premium payments. Proceeds payable under any policy will, at Agent's option, be payable to Agent on account of the Obligations.

6.6  Primary Accounts. Borrower will maintain its primary depository and
     ----------------
operating accounts with Agent.

6.7  Financial Covenants.
     -------------------

     Borrower will maintain as of the last day of each quarter, unless otherwise noted:

     (a) at all times at least $100,000,000 of cash and unrestricted marketable securities ("Unrestricted Cash") on hand;

     (b)   leverage ratios of Net Debt (Total Funded Debt less Unrestricted
Cash) to Annualized Quarterly Revenue not to exceed:

           (i)    4.00 : 1.00 through 3/31/00;

           (ii)   3.50 : 1.00 from 4/01/00 through 6/30/00; and

           (iii)  2.50 : 1.00 thereafter.

     (c) at least the following revenues for the trailing twelve-month periods ending on the corresponding dates set forth below:

           (i)    $200,000,000 as of 3/31/00;

           (ii)   $250,000,00 as of 6/30/00;

           (iii)  $300,000,000 as of 9/30/00 and thereafter.

     (d) at least the following EBITDA for the trailing twelve-month periods ending on the corresponding dates set forth below:

           (i)    ($34,000,000) as of 3/31/00

           (ii)   ($10,000,000) as of 6/30/00;

           (iii)  $22,000,000 as of 9/30/00 and thereafter.

6.8  Further Assurance. Borrower will execute any further instruments and take
     ----------------
further action as Agent requests to perfect or continue Agent's security interest in the collateral or to effect the purposes of this Agreement. Specifically, Borrower will execute and deliver on or before the Closing Date to Agent UCC-1 Financing Statements relating to the Collateral for each jurisdiction in which Borrower maintains an office or otherwise engages in business. Borrower will also notify Agent at least 30 days prior to Borrower's changing the location of any material portion of the Collateral.

7.   NEGATIVE COVENANTS
     ------------------

     Borrower will not do nay of the following without Agent's written consent:

7.1  Dispositions. Convey, sell, lease, transfer or otherwise dispose of
     ------------
(collectively a "Transfer"), or permit any of its Subsidiaries to Transfer, all or any part of its business or property, other than (i) a Transfer of Inventory in the ordinary course of business; (ii) non-exclusive licenses and similar arrangements for the use of the property of Borrower or its Subsidiaries in the ordinary course of business; or (iii) worn-out or obsolete Equipment.

7.2  Changes in Business, Ownership, Management or Business Locations. Engage in
     ----------------------------------------------------------------
or permit any of its Subsidiaries to engage in any business other than the businesses currently engaged in by Borrower or reasonably related thereto, or have a material change in its ownership (other then the sale of Borrower's equity securities in a public offering or to venture capital investors approved by Agent) of greater than 25%. Borrower will not, without at least 30 days prior written notice to Agent, relocate its principal executive office. Borrower will notify Agent on each Compliance Certificate of any new office or business location opened by Borrower during the quarter to which such Compliance Certificate relates.

7.3  Mergers or Acquisitions. Merge or consolidate, or permit any of its
     -----------------------
Subsidiaries to merge or consolidate, with any other Person, or acquire, or permit any of its Subsidiaries to acquire, all or substantially all of the capital stock or property of another Person (an "Acquisition"), except that Borrower or any Subsidiary may make an Acquisition for stock or other non-cash consideration, or make an Acquisition for cash consideration of an amount up to 25% of Borrower's cash balances at the time of such Acquisition (so long as Borrower's cash position exceeds an amount equal to two times (2x) the outstanding face amount of all Letters of Credit), without Agent's prior written consent if no Event of Default has occurred and is continuing or would exist after giving effect to the Acquisition. Notwithstanding the foregoing, a Subsidiary may merge or consolidate into another Subsidiary or into Borrower.

7.4  Indebtedness. Create, incur, assume, or be liable for any Indebtedness,
     ------------
or permit any Subsidiary to do so, other than Permitted Indebtedness.

7.5  Encumbrance. Create, incur, or allow any Lien on any of its property,
     -----------
or assign or convey any right to receive income, including the sale of any Accounts, or permit any of its Subsidiaries to do so, except for Permitted Liens, or permit any Collateral not to be subject to Agent's first priority security interest in the Collateral granted herein, subject only to Permitted Liens.

7.6  Investments; Distributions. (i) Directly or indirectly acquire or own
     --------------------------
any Person, or make any Investment in any Person, other than Permitted Investments, or permit any of its Subsidiaries to do so, or (ii) pay any dividends or make any distribution or payment or redeem, retire or purchase any capital stock, subject to the provisions of Section 7.3.

7.7  Transactions with Affiliates. Directly or indirectly enter or permit any
     ----------------------------
material transaction with any Affiliate, except transactions that are in the ordinary course of Borrower's business, on terms less favorable to Borrower than would be obtained in an arm's length transaction with a non-affiliated Person.

7.8  Subordinated Debt. Make or permit any payment on any Subordinated Debt,
     -----------------
except in the ordinary course under the terms of the Subordinated Debt, or amend any provision in any document relating to the subordinated Debt, without Agent's prior written consent.

7.9  Compliance. Become an "investment company" or a company controlled by an
     ----------
"investment company" under the Investment Company Act of 1940; undertake as one of its important activities extending credit to purchase or carry margin stock, or use the proceeds of any Advance for that purpose; fail to meet the minimum funding requirements of ERISA, permit a Reportable Event or Prohibited Transaction, as defined in ERISA to occur; fail to comply with the Federal Fair Labor Standards Act or violate any other law or regulation; if the violation could reasonably be expected to have a material adverse effect on Borrower's business or operations or cause a Material Adverse Change, or permit any of its Subsidiaries to do so.

8.   EVENTS OF DEFAULT
     -----------------

     Any one of the following is an Event of Default:

8.1  Payment Default. Borrower fails to reimburse Agent for any Advance arising
     ---------------
from a draw on a Letter of Credit within 2 Business Days after notification from Agent or fails to pay any other Obligations within 3 days after their due date. During the additional period the failure to cure the default is not an Event of Default (but no Credit Extensions other than Advances to honor draws on Letters of Credit will be made, nor will Letters of Credit be issued, during the cure period):

8.2  Covenant Default. Borrower does not perform any Obligations in Article 6 or
     ----------------
violates any covenant in Article 7, or does not perform or observe any other material term, condition or covenant in this Agreement, any Loan Documents or in any other agreement between Borrower and Agent and, as to any default under a term, condition or covenant that can be cured within 10 days or cannot be cured after Borrower's attempts in the 10-day period, and the default may be cured within a reasonable time, then Borrower has an additional time of not more than 30 days to attempt to cure the default. During the additional period the failure to cure the default is not an Event of Default (but no Credit Extensions other than Advances to honor draws on Letters of Credit will be made, nor will Letters of Credit be issued, during the cure period);

8.3  Material Adverse Change. If there occurs a material impairment in the
     -----------------------
perfection or priority of Agent's security interest in the Collateral or in the value of such Collateral other than normal depreciation which is not covered by adequate insurance; or if Agent determines, based upon information available to it and in its reasonable judgment, that there is a reasonable likelihood that borrower will fail to comply with one or more of the financial covenants in
Section 6 during the next succeeding financial reporting period;

8.4  Attachment. If any material portion of Borrower's assets is attached,
     ----------
seized, levied on, or comes into possession of a trustee or receiver and the attachment, seizure or levy is not removed in 10 days; or Borrower is enjoined, restrained, or prevented by court order from conducting a material part of its business; or a judgment or other claim becomes a Lien on a material portion of Borrower's assets or a notice of lien, levy, or assessment is filed against any of Borrower's assets by any government agency and not paid within 10 days after Borrower receives notice. These are not Events of Default if stayed or if a bond is posted pending contest by Borrower (but no Credit Extensions other than Advances to honor draws on Letters of Credit will be made, nor will Letters of Credit be issued, during the cure period);

8.5  Insolvency. If Borrower becomes insolvent, or begins an Insolvency
     ----------
Proceeding; or an Insolvency Proceeding is begun against Borrower and not dismissed or stayed within 30 days (but no Credit Extensions other than Advances to honor draws on Letters of Credit will be made, nor will Letters of Credit be issued, before any Insolvency Proceeding is dismissed);

8.6  Other Agreements. If there is a default under any agreement between
     ----------------
Borrower and a third party that gives the third party the right to accelerate any Indebtedness exceeding $100,000.00 or that could cause a Material Adverse Change;

8.7  Judgments. If a money judgement(s) in the aggregate of at least $50,000 is
     ---------
rendered against the Borrower and is unsatisfied or unstayed for 10 days (but no Credit Extension other than Advances to honor draws on Letters of Credit will be made, nor will Letters of Credit be issued, until the judgement is stayed or satisfied); or

8.8  Misrepresentations. If Borrower or any Person acting for Borrower makes any
     ------------------
material misrepresentation or material omission or misstatement now or later in any warranty or representation in this Agreement or in nay communication delivered to Agent or to induce Agent to enter this Agreement or any Loan Document.

9.   AGENT'S RIGHTS AND REMEDIES
     ---------------------------

9.1  Rights and Remedies. When an Event of Default occurs and continues Agent
     -------------------
may, without notice or demand, do any or all of the following:

     (a) Declare all Obligations immediately due and payable (but if an Event of Default described in Section 8.5 occurs all Obligations are immediately due and payable without any action by Agent);

     (b) Stop advancing money, issuing Letters of Credit or extending credit for Borrower's benefit under this Agreement or under any other agreement between Borrower and Agent;

     (c) Settle or adjust disputes and claims directly with account debtors for amounts, on terms and in any order that Agent considers advisable;

     (d) Make any payments and do any acts it considers necessary or reasonable to protect its security interest in the Collateral. Borrower will assemble the Collateral if Agent requests and make it available as Agent designates. Agent may enter premises where the Collateral is located, take and maintain possession of any part of the Collateral, and pay, purchase, contest, or compromise any Lien which appears to be prior or superior to its security interest and pay all expenses incurred. Borrower grants Agent a license to enter and occupy any of its premises, without charge, to exercise any of Agent's rights or remedies;

     (e) Apply to the Obligations (i) any balances and deposits of Borrower it holds, or (ii) any amount held by Agent owing to or for the credit or the account of Borrower;

     (f) Ship, reclaim, recover, store, finish, maintain, repair, prepare for sale, advertise for sale, and sell the Collateral. Agent is granted a non-exclusive, royalty-free license or other right to use, without charge, Borrower's labels, Patents, Copyrights, Mask Works, rights of use of any name, trade secrets, trade names, Trademarks, service marks, and advertising matter, or any similar property as it pertains to the Collateral, In completing production of; advertising for sale, and selling any Collateral and, in connection with Agent's exercise of its rights under this Section, Borrower's rights under all licenses and all franchise agreements inure to Agent's benefit; and

     (g) Dispose of the Collateral according to the Code.


9.2  Power of Attorney. When an Event of Default occurs and continues,
     -----------------
Borrower irrevocably appoints Agent as its lawful attorney to: (i) endorse Borrower's name on any cheeks or other forms of payment or security; (ii) sign Borrower's name on any invoice or bill of lading for any Account or drafts against account debtors, (iii) make, settle, and adjust all claims under Borrower's insurance policies; (iv) settle and adjust disputes and claims about the Accounts directly with account debtors, for amounts and on terms Agent determines reasonable; and (v) transfer the Collateral into the name of Agent or a third party as the Code permits. Agent may exercise the power of attorney to sign Borrower's name on any documents necessary to perfect or continue the perfection of any security interest regardless of whether an Event of Default has occurred. Agent's appointment as Borrower's attorney-in-fact, and all of Agent's rights and powers, coupled with an interest, are irrevocable until all Obligations have been fully repaid and performed and each Bank's obligation to provide Credit Extensions terminates.

9.3  Account Collection. When an Event of Default occurs and continues, Agent
     ------------------
may notify any Person owing Borrower money of Agents security interest in the funds and verify the amount of the Account. Borrower must collect all payments in trust for Agent and, if requested by Agent, immediately deliver the payments to Agent in the form received from the account debtor, with proper endorsements for deposit.

9.4  Bank Expenses. If Borrower fails to pay any amount or furnish any required
     -------------
proof of payment to third persons Agent may make all or part of the payment or obtain insurance policies required in Section 6.5, and take any action under the policies Agent deems prudent. Any amounts paid by Agent are Bank Expenses and immediately due and payable, bearing interest at the then applicable rate and secured by the Collateral. No payments by Agent are deemed an agreement to make similar payments in the future or Agent's waiver of any Event of Default.

9.5  Agent's Liability for Collateral. If Agent complies with reasonable banking
     --------------------------------
practices and Section 9-207 of the code, it is not liable or responsible for:
(i) the safekeeping of the Collateral; (ii) any loss or damage to the Collateral; (iii) any diminution in the value of the collateral; or (iv) any act of default of any carrier, warehouseman, bailee, or other person. Borrower bears all risk of loss, damage or destruction of the Collateral.

9.6  Remedies Cumulative. Agent's rights and remedies under this Agreement, the
     -------------------
other Loan Documents and all other agreements are cumulative. Agent has all rights and remedies provided under the code, by law, and in equity. Bank's exercise of one right of remedy is not an election, and Agent's waiver of any Event of Default is not a continuing waiver. Agent's delay is not a waiver, election, or acquiescence. No waiver is effective unless signed by Agent and then is only effective for the specific instance and purpose for which it was given.

9.7  Demand Waiver. Borrower waives demand, notice of default or dishonor,
     -------------
notice of payment and nonpayment, notice of any default, nonpayment at maturity, release, compromise, settlement, extension, or renewal of accounts, documents, instruments, chattle paper, and guaranties held by Agent on which Borrower is liable.

10.  NOTICES
     -------

     All notices or demands by any party to this Agreement or any other related agreement must be in writing and be personally delivered or sent by an overnight delivery service, by certified mail, postage prepaid, return receipt requested, or by telephonic facsimile transmission at the addresses listed at the beginning of this Agreement. A Party may change its notice address by giving the other Party written notice.

11.  CHOICE OF LAW, VENUE AND JURY TRIAL WAIVER
     ------------------------------------------

     California law governs the Loan Documents without regard to principles of conflicts of law. Borrower and Bank each submit to the exclusive jurisdiction of the State and Federal courts in Santa Clara County, California. BORROWER AND BANK EACH WAIVE THEIR RIGHT TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION ARISING OUT OF OR BASED UPON THIS AGREEMENT, THE LOAN DOCUMENTS OR ANY CONTEMPLATED TRANSACTION, INCLUDING CONTRACT, TORT, BREACH OF DUTY AND ALL OTHER CLAIMS. THIS WAIVER IS A MATERIAL INDUCEMENT FOR BOTH PARTIES TO ENTER INTO THIS AGREEMENT. EACH PARTY HAS REVIEWED THIS WAIVER WITH ITS COUNSEL.

12.  BANK AS ISSUING BANK AND AGENT
     ------------------------------

     Bank intends to assign a portion of its rights and obligations under the Loan Documents to another financial institution. Upon the effective date of such assignment, the other financial institution shall become a party to the Loan Documents like Bank, and Bank shall become the Agent as well as the Issuing Bank and a lender to Borrower. Thereafter, the other financial institution shall have those rights and obligations hereunder as are set forth herein and in that certain Assignment Agreement by and between Bank and said financial institution, and the term "Bank" or "Banks" shall mean both of Bank and the other financial institution as the context may require.

12.1 Sharing of Payments. If, other than as expressly provided elsewhere
     -------------------
herein, a Bank shall obtain on account of the Credit Extensions made by it any payment (whether voluntary. involuntary, through the exercise of any right of set-off or otherwise) in excess of its Percentage of payments on account of the Credit Extensions obtained by all the Banks, such Bank shall forthwith (i) notify the Agent of such fact, and (ii) purchase from the other Bank such participations in the Credit Extensions made by them as shall be necessary to cause such purchasing Bank to share the excess payment ratably with each of them, provided, however, that if all or any portion of such excess payment is thereafter recovered from the purchasing Bank, such purchase shall to that extent be rescinded and each other Bank shall repay to the purchasing Bank the purchase price paid therefore, together with an amount equal to such paying Bank's applicable Percentage (according to the proportion of (i) the amount of such paying Bank's required repayment to (ii) the total amount so recovered from the purchasing Bank of any interest or other amount paid or payable by the purchasing Bank in respect of the total amount so recovered). The Borrower agrees that any Bank so purchasing a participation from another Bank pursuant to this Section 12.1 may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off) with respect to such participation as fully as if such Bank were the direct creditor of the Borrower in the amount of such participation. The Agent will keep records (which shall be conclusive and binding in the absence of manifest error) of participations purchased pursuant to this Section 12.1 and will in each case notify the Banks following any such purchases or repayments.

12.2 Participations. By the issuance of a Letter of Credit and without any
     --------------
further action on the part of the Issuing Bank or the Banks, the Issuing Bank hereby grants to each Bank, and each Bank hereby acquires from the Issuing Bank, a participation in such Letter of Credit equal to such Bank's Percentage of the aggregate amount available to be drawn under such Letter of Credit, effective upon the issuance of such Letter of Credit. In consideration and in furtherance of the foregoing, each Bank hereby absolutely and unconditionally agrees to pay to the Agent, for the account of the Issuing Bank, such Bank's Percentage of each draw paid by the Issuing Bank and not reimbursed by the Borrower (or, if applicable, another party pursuant to its obligations under any other Loan Document) forthwith on the date of draw. Each Bank acknowledges and agrees that its obligation to acquire participations pursuant to this Section 12.2 with respect to Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default or an Event of Default, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.

12.3 Reimbursement. If the Banks shall pay any draw with respect to a
     -------------
Letter of Credit, the Agent may debit the Borrower's deposit accounts for reimbursement of such draw. If there are insufficient funds in the accounts to reimburse the Banks, the Borrower shall pay to the Agent for the benefit of the Banks an amount equal to such disbursement not later then two (2) Business Days after the Borrower shall have received notice from the Agent that payment of such draft will be made, together with interest thereon for the time such amount remains unpaid from the date of such draws.

12.4 Payments by Agent. The Agent shall promptly pay to each OF the Banks
     -----------------
its respective Percentage of each PAYMENT received BY THE Agent for the account OF THE Banks FROM OR ON BEHALF OF THE Borrower, including reimbursement of draws, interest thereon AND FEES.

12.5 Obligations Absolute. The Borrower's obligations to reimburse the
     --------------------
Agent for disbursements under a Letter of Credit as provided above shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement, under any and all circumstances whatsoever, and irrespective of:

     (a) any lack of validity or enforceability of any Letter of Credit or any Loan Document, or any term or provision therein;

     (b) any amendment or waiver of or any consent to departure from all or any of the provisions of any Letter of Credit or any Loan Document;

     (c) the existence of any claim, setoff, defense or other right that the Borrower, any other party guaranteeing, or otherwise obligated with, the Borrower, any Subsidiary or other Affiliate thereof or any other Person may at any time have against the beneficiary under any Letter of Credit, the Issuing Bank, the Agent, any of the Banks or any other Person, whether in connection with this Agreement, any other Loan Document or any other related or unrelated agreement or transaction;

     (d) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

     (e) payment by the Issuing Bank under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit; and

     (f) any other act or omission to act or delay of any kind of the Issuing Bank, any of the Banks, the Agent or any other Person or any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section 12.5, constitute a legal or equitable discharge of the Borrower's obligations hereunder.

     Without limiting the generality of the foregoing, it is expressly understood and agreed that the absolute and unconditional obligation of the Borrower hereunder to reimburse such disbursements will not be excused by the gross negligence or willful misconduct of the Issuing Bank. However, the foregoing shall not be construed to excuse the Issuing Bank from liability to the Borrower to the extent of any direct damages (as opposed to consequential damages, claims with respect to which are hereby waived by the Borrower to the extent permitted by applicable law) suffered by the Borrower that are caused by the Issuing Bank's gross negligence or willful misconduct in determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof; it is understood that the Issuing Bank may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary and, in making any payment under any Letter of Credit (i) the Issuing Bank's exclusive reliance on the documents presented to it under such Letter of Credit as to any and all matters set forth therein, including reliance on the amount of any draft presented under such Letter of Credit, whether or not the amount due to the beneficiary thereunder equals the amount of such draft and whether or not any document presented pursuant to such Letter of Credit proves to be insufficient in any respect, if such document on its face appears to be in order, and whether or not any other statement or any other document presented pursuant to such Letter of Credit proves to be forged or invalid or any statement therein proves to be inaccurate or untrue in any respect whatsoever and (ii) any noncompliance in any immaterial respect of the documents presented wider such Letter of Credit with the terms thereof shall, in each case, be deemed not to constitute willful misconduct or gross negligence of the Issuing Bank.

12.6 Disbursement Procedures. The Issuing Bank shall, promptly following
     -----------------------
its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit. The Issuing Bank shall as promptly as possible give telephonic notification, confirmed by telecopy, to the Agent and the Borrower of such demand for payment and whether the Issuing Bank has made or will make a disbursement thereunder, provided that any failure to give or delay in giving such notice shall not relieve the Borrower of its obligation to reimburse the Agent for the account of the Banks with respect to any such disbursement. The Agent shall promptly give each of the Banks notice thereof.

12.7 Interim Interest. If the Issuing Bank shall make any disbursement with
     ----------------
respect to a Letter of Credit, then, unless the Borrower shall reimburse such disbursement in full on such date, the unpaid amount thereof shall bear interest for each day from and including the date of such disbursement to but excluding the date of payment by the Borrower at the applicable rate per annum set forth in Section 2.3.

12.8 Resignation of the Issuing Bank. The Issuing Bank may resign at any
     -------------------------------
time by giving 180 days' prior written notice to the Agent, the Banks and the Borrower. Upon the acceptance of any appointment as the Issuing Bank hereunder by one of the Banks that shall agree to serve as a successor Issuing Bank, such successor shall succeed to and become vested with all of the interests, rights and obligations of the retiring Issuing Bank and the retiring Issuing Bank shall be discharged from its obligations to issue additional Letters of Credit hereunder. At the time such resignation shall become effective, the Borrower shall pay all accrued and unpaid fees to the, Agent for the benefit of the retiring Issuing Bank pursuant to this Agreement. The acceptance of any appointment as a successor Issuing Bank hereunder by one of the Banks shall be evidenced by an agreement entered into by such Bank, in a form satisfactory to the Borrower and the Agent, and from and after the effective date of such agreement (i) such Bank shall have all of the rights and obligations of the previous Issuing Bank under this Agreement and the other Loan

Documents, and (ii) references herein and in the other Loan Documents to the term "Issuing Bank" shall be deemed to refer to such successor or to the previous Issuing Bank, as the context shall require. After the resignation of the Issuing Bank hereunder, the retiring Issuing Bank shall remain a party hereto and shall continue to have all of the rights and obligations of an Issuing Bank under this Agreement and the other loan documents with respect to Letters of Credit issued by it prior to such resignation or removal, but shall not be required to issue additional Letters of Credit.

13.  THE BANK AS AGENT
     -----------------

13.1 Actions. Each of the Banks hereby appoints SILICON VALLEY BANK ("SVB")
     -------
as its agent under and for purposes of this Agreement and each other Loan Document. Each of the Banks authorizes the Agent to act on behalf of such Bank under this Agreement and each other Loan Document and, in the absence of other written instructions from the Banks received from time to time by the Agent (with respect to which the Agent agrees that it will comply, except as otherwise provided in this Section 13.1 or as otherwise advised by counsel), to exercise such powers hereunder and thereunder as are required of the Agent by the terms hereof and thereof, together with such powers as may be reasonably incidental thereto. Each of the Banks agrees that it shall not take any action against, or exercise any right or remedy with respect to, the Borrower except through the Agent, which shall act only upon the instructions of those Banks holding in the aggregate Percentages in excess of fifty-one percent (51.00%). Each of the Banks hereby indemnifies (which indemnity shall survive any termination of this Agreement) the Agent, pro rata according to such Bank's Percentage, from and against any and all liabilities, obligations, losses, damages, claims, costs or expenses of any kind or nature whatsoever which may at any time be imposed on, incurred by, or asserted against the Agent in any way relating to or arising out of this Agreement and any other Loan Document, including reasonable attorneys' fees, and as to which the Agent is not reimbursed by Borrower; provided, however, that no Bank shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, negligence or willful misconduct. The Agent shall not be required to take any action hereunder or under any other loan Document, unless it is indemnified hereunder to its satisfactions. If any indemnity in favor of the Agent shall be or become inadequate, in the Agent's determination, the Agent may call for additional indemnification form the Banks and cease to do the acts indemnified against hereunder until such additional indemnity is given.

13.2 Exculpation. Neither the Agent nor any of its directors, officers,
     -----------
employees or agents shall be liable to any of the Banks for any action taken or omitted to be taken by it under this Agreement or any other Loan Document, or in connection herewith or therewith, except for its own willful misconduct or gross negligence, nor responsible for any recitals or warranties herein or therein, or for the effectiveness, enforceability, validity or due execution of this Agreement or any other Loan Document, or for the creation, perfection or priority of any Liens purported to be created by any of the loan Documents, or the validity, genuineness, enforceability, existence, value or sufficiency of any collateral security, or to make any inquiry respecting the performance by the Borrower or any of its Subsidiaries of their respective obligations under the Loan

Documents, and such inquiry which may be made by the agent shall not obligate it to make any further inquiry or to take any action.

13.3 Sucessor. The Agent may resign as such at any time upon at least 30
     ---------
days' prior notice to the Borrower and all of the Banks. If the Agent at any time shall resign, the Banks may appoint another Bank as a successor to the Agent which shall thereupon become the Agent hereunder. If no successor Agent shall have been so appointed by the Banks and shall have accepted such appointment, within 30 days after the retiring Agent's giving notice of resignation then the retiring Agent may, on behalf of the Banks, appoint a successor Agent, which shall be one of the Banks or a commercial banking institution organized under the laws of the United States (or any State thereof) or a United States branch or agency of a commercial banking institution, and having a combined capital and surplus of at least S500,000.000. Upon the acceptance of any appointment as the Agent hereunder by a successor Agent, such successor Agent shall be entitled to receive from the retiring Agent such documents of transfer and assignment as such successor Agent may reasonably request, and shall thereupon succeed to and become vested with all rights) powers. privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations under this Agreement. After any retiring Agent's resignation hereunder as Agent, the provisions of this
Article 13 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Agent under this Agreement.

13.4 Loans and Other Transactions by SVB. SVB shall have the same rights
     -----------------------------------
and powers as any of the Banks and may exercise the same as if it were not the Agent. SVB and its Affiliates may accept deposits from, lend money to, and generally engage in any kind of business with Borrower, any of its Subsidiaries or any of their Affiliates, all as IF SVB were not the Agent hereunder.

13.5 Copies. The Agent shall give prompt notice to each of the Banks of
     ------
each notice or request required or permitted to be given to the Agent by Borrower pursuant to the terms of this Agreement (unless concurrently delivered to the Banks by the Borrower). The Agent will distribute to each of the Banks each document or instrument received for its account and copies of all other communications received by the Agent from Borrower for distribution to the Banks by the Agent in accordance with the terms of this Agreement.

13.6 Delegation of Duties. The Agent may execute any of its duties under
     --------------------
this Agreement or any other Loan Document by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Agent shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects with reasonable care.

13.7 Reliance by Agent. The Agent shall be entitled to rely, and shall be
     -----------------
fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to the Borrower), independent accountants and other experts selected by the Agent. The Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Banks, and, if it so requests, it shall first be indemnified to its satisfaction by the Banks against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Banks, and such request and any action taken or failure to act pursuant thereto shall be binding upon all of the Banks.

13.8 Notice of Default. The Agent shall not be deemed to have knowledge or
     -----------------
notice of the occurrence of any Default or Event of Default, except with respect to defaults in the payment of principal, interest and fees required to be paid to the Agent for the account of the Banks, unless the Agent shall have received written notice from one or more of the Banks or the Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". The Agent will notify the Banks of its receipt of any such notice. The Agent shall take such action with respect to such Default or Event of Default as may be requested by the Banks; provided, however, that unless and until the Agent has received any such request, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable or in the best interest of the Banks.

13.9 Collateral Matters. The Agent is authorized on behalf of all the
     ------------------
Banks, without the necessity of any notice to or further consent from the Banks, from time to time to take any action with respect to any Collateral which may be necessary to perfect and maintain perfected the security interest in and Liens upon the Collateral granted pursuant to the Loan Documents. The Banks irrevocably authorize the Agent, as its option and in its discretion, to release any Lien granted to or held by the Agent upon any Collateral (i) upon termination of the Loan Documents and payment in full of all Obligations known to the Agent and payable under this Agreement or any other Loan Document; (ii) constituting property sold or to be sold or disposed of hereunder, (iii) constituting property in which the Borrower or any Subsidiary owned no interest at the time the Lien was granted or at any time thereafter (iv) constituting property leased to the Borrower or any subsidiary under a lease which has expired or been terminated in a transaction permitted under this Agreement or is about to expire and which has not been, and is not intended by the Borrower or such Subsidiary to be, renewed or extended; (v) consisting of an instrument evidencing Indebtedness or other debt instrument, if the indebtedness evidenced thereby has been paid in full; or (vi) if approved, authorized or ratified in writing by all the Banks, as the case may be. Upon request by the Agent at any time, the Banks will confirm in writing the Agent's authority to release particular types or items of Collateral pursuant to this Section 13.9, provided, that the absence of any such confirmation for whatever reason shall not affect the Agent's rights under this Section 13.9. Each of the Banks agrees with and in favor of each other (which agreement shall not be for the benefit of the Borrower or any Subsidiary) that the Borrower's obligations to such Bank under this Agreement and the other Loan Documents are not and shall not be secured by any real property collateral now or hereafter acquired by such Bank.

14.  ASSIGNMENTS
     -----------

     Subject to the limitations set forth herein, each Bank may at any time, with the approval of the Agent, assign and delegate to one or more commercial banks or other financial institutions a portion of such Bank's interests hereunder in an amount which is not less than $5,000,000.00 or, if less, such Bank's entire Commitment (each Person to whom such assignment and delegating is to be made being hereinafter referred to as an "Assignee Bank"); provided, however, that the Borrower and the Agent shall be entitled to continue to deal solely and directly with such Bank in connection with the interests so assigned and delegated to an Assignee Bank until (i) written notice of such assignment and delegation, together with payment instructions, addresses and related information with respect to such Assignee Bank, shall have been given to the Agent by such Bank and such Assignee Bank; and (ii) the Agent shall have received its customary processing fee of $3,000 from such Bank or Assignee Bank and an executed assignment agreement in form and substance satisfactory to Agent. From and after the date that an assignment becomes effective as provided in this Section 14, (i) the Assignee Bank thereunder shall be deemed automatically to have become a party hereto and, to the extent that rights and obligations hereunder have been assigned and delegated to such Assignee Bank in connection with such assignment, shall have the rights and obligations of a Bank hereunder and under the other Loan Documents, and (ii) the assignor Bank, to the extent that rights and obligations hereunder have been assigned and delegated by it in connection with such assignment, shall be released from its obligations hereunder and under the other Loan Documents. Any attempted assignment and delegation not made in accordance with this Section 14 shall be null and void.

15.  AMENDMENTS AND WAIVERS
     ----------------------

     Any term, covenant, agreement or condition of this Agreement or any other Credit Document may be amended or waived, and any consent under this Agreement or any other Credit Document may be given, only if such amendment, waiver or consent is in writing and is signed by Borrower and each of the Banks (or the Agent on behalf of the Banks with the written approval of each of the Banks). No failure or delay by the Agent or any Bank in exercising any right under this Agreement or any other Credit Document shall operate as a waiver thereof or of any other right hereunder or thereunder nor shall any single or partial exercise of any such right preclude any other further exercise thereof or of any other right hereunder or thereunder. Unless otherwise specified in such waiver or consent, a waiver or consent given hereunder shall be effective only in the specific instance and for the specific purpose for which given.

16.  SET-OFFS
     --------

     Upon the occurrence and during the continuance of any Event of Default, the Agent and each of the Banks is hereby authorized at any time and from time to time, without notice to the Borrower (any such notice being expressly waived by the Borrower), to set off and apply to the payment of the Obligation (whether or not then due and regardless of whether the Agent shall have made any demand therefore), and as security for each Obligations, the Borrower hereby grants to the Agent, for the benefit of the Banks, a continuing security interest in any and all balances, credits, deposits, accounts or moneys of the Borrower then or thereafter maintained with the Agent or any Bank (whether general or special, time or demand, provisional or final). The Agent and each of the Banks agrees promptly to notify the Borrower after set-off and application made by the Agent or any Bank, provided that the failure to give such notice shall not affect the validity of such set-off and application. The provisions of this Article 16 are in addition to other rights and remedies (including without limitation other rights of set-off) which the Agent may have.

17.  INDEMNIFICATION
     ---------------

     In consideration of the execution and delivery of this Agreement by the Agent and the Bank, and each Bank's agreement to provide the Credit Extensions hereunder, the Borrower hereby indemnifies, exonerates and holds the Agent and each of the Banks, and each of its respective parents, officers, directors, employees, equity holders and agents (collectively, the "Indemnified Parties") free and harmless from and against any and all actions, causes of action, suits, losses, costs, liabilities and damages, and expense incurred in connection therewith (irrespective of whether any such Indemnified Party is a party to the action for which indemnification hereunder is sought), including reasonable attorneys' fees and disbursements (collectively, the "Indemnified Liabilities"), incurred by the Indemnified Parties or any of them as a result of, or arising out of, or relating to any transaction financed or to be financed in whole or in part, directly or indirectly with the proceeds of the Loans; except for any such Indemnified Liabilities arising for the account of a particular Indemnified Party by reason of the relevant Indemnified Party's gross negligence or willful misconduct. If and to the extent that the foregoing undertaking may be unenforceable for any reason, the Borrower hereby agrees to make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law. The indemnity obligations of the Borrower under this Article 17 shall survive the expiration of the term hereof, the repayment of the Loans, and the invalidity or unenforceability of any term or provision of any Loan Documents.

18.  GENERAL PROVISIONS
     ------------------

18.1 Successors and Assigns. This Agreement binds and is for the benefit of
     ----------------------
the successors and permitted assigns of each party. Borrower may not assign this Agreement or any rights or Obligations under it without Agent's prior written consent, which may be granted or withheld in their respective discretion. Each Bank has the right, without the consent of or notice to Borrower, to sell, transfer, negotiate, or grant participation in all or any part of, or any interest in, the Bank's obligations, rights and benefits under this Agreement, the Loan Documents or any related agreement pursuant to the terms of Article 14.

18.2 Time of Essence. Time is of the essence for the performance of all
     ---------------
Obligations in this Agreement.

18.3 Severability of provisions. Each provision of this Agreement is severable
     --------------------------
from every other provision in determining the enforceability of any provision.

18.4  Amendments in Writing, Integration. All amendments to this Agreement,
      ----------------------------------
must be in writing signed by Agent, each of the Banks and Borrower. This Agreement and the Loan

Documents represent the entire agreement about this subject matter, and supercedes prior or contemporaneous negotiations or agreements. All prior or contemporaneous agreements, understandings, representations, warranties, and negotiations between the parties about the subject matter of this Agreement and the Loan Documents merge into this Agreement and the Loan Document.

18.5 Counterparts. This Agreement may be executed in any number of counterparts
     ------------
and by different parties on separate counterparts, each of which, when executed and delivered, are an original, and all taken together, are one Agreement.

18.6 Survival. All covenants, representations and warranties made in this
     -------
Agreement continue in full force while any Obligations remain outstanding. The obligations of Borrower in Article 17 to indemnify each Bank and the Agent will survive until all statutes of limitations for actions that may be brought against any of them have run.

18.7 Confidentiality. In handling any confidential information, the Agent
     ---------------
and each Bank will exercise the same degree of care that it exercises for its own proprietary information, but disclosure of information may be made: (i) to each Bank's subsidiaries or affiliates in connection with their present or prospective business relations with Borrower, (ii) to prospective transferees or purchasers of any interest in the Credit Extensions; (iii) as required by law, regulations, subpoena, or other order, (iv) as required in connection with each Bank's examination or audit; and (v) as Agent considers appropriate in exercising remedies under this Agreement. Confidential Information does not include information that either: (i) is in the public domain or in Agent's or a Bank's possession when disclosed to Agent or that Bank, or becomes part of the public domain after disclosure to Agent or that Bank; or (ii) is disclosed to Agent or a Bank by a third party, if Agent or that Bank does not know that the third party is prohibited from disclosing the information.

18.8 Attorneys' Fees, Costs and Expenses. In any action or proceeding
     -----------------------------------
arising out of the Loan Documents, the prevailing party will be entitled to recover its reasonable attorneys' fees and other costs and expenses incurred, in addition to any other relief to which it may be entitled, whether or not a lawsuit is filed.

18.9 Effect of Restatement. This Agreement amends and restates the Original
     ---------------------
Agreement and upon the effectiveness of this Agreement it shall supplant and replace the Original Agreement in all respects.

19.  DEFINITIONS
     -----------

     "Accounts" are all existing and later arising accounts, contract rights, and other obligations owed Borrower in connection with its sale or lease of goods (including the licensing software and other technology) or provision of services, all credit insurance, guaranties, other security and all merchandise returned or reclaimed by Borrower and Borrower's Books relating to any of the foregoing.

     "Advance" or "Advances" is any advance (or advances) of funds by any of the Banks to Borrower or for Borrower's account or benefit under the Committed Letter of Credit Facility, or to preserve or protect any Collateral.

     "Affiliate" of a Person is a Person that owns or controls directly or indirectly the Person, any Person that controls or is controlled by or is under common control with the Person, and each of that Person's senior executive officers, directors, partners and, for any Person that is a limited liability company, that Person's managers and members.

     "Annualized Quarterly Revenue" is revenues as reported quarterly by the Company in accordance with GAAP, multiplied by 4.

     "Bank Expenses" are all audit fees and expenses and reasonable costs or expenses (including reasonable attorneys' fees and expenses) for preparing, negotiating, administering, defending and enforcing the Loan Documents (including appeals or Insolvency Proceedings).

     "Borrower's Books" are all Borrower's books and records including ledgers, records regarding Borrower's assets or liabilities, the Collateral, business operations or financial condition and all computer programs or discs or any equipment containing the information.

     "Business Day" is any day that is not a Saturday, a Sunday or any other day on which Agent is closed for business.

     "Closing Date" is the date of this Agreement.

     "Code" is the California Uniform Commercial Code.

     "Collateral" is the property described in Exhibit "A".

     "Commitment" is the amount by which each Bank commits to be obligated to pay draws under Letters of Credit.

     "Committed Letter of Credit Facility" is the commitment by Issuing Bank under this Agreement to issue standby letter of credit for the account of Borrower in an aggregate face amount of up to Twenty Million and No/100 Dollars ($20,000,000.00).

     "Contingent Obligation" is, for any Person, any direct or indirect liability, contingent or not, of that Person for (i) any indebtedness, lease, dividend, letter of credit or other obligation of another such as an obligation directly or indirectly guaranteed, endorsed, co-made, discounted or sold with recourse by that Person, or for which that Person is directly or indirectly liable; (ii) any obligations for undrawn letters of credit for the account of that Person; and (iii) all obligations from any interest rate, currency or commodity swap agreement, interest rate cap or collar agreement, or other agreement or arrangement designated to protect a Person against fluctuation in interest rates, currency exchange rates or commodity prices; but "Contingent Obligation" does not include endorsements in the ordinary course of business. The amount of a Contingent Obligation is the stated or determined amount of the primary obligation for which the Contingent Obligation is made or, if not determinable, the maximum reasonably anticipated liability for it determined by the Person in good faith; but the amount may not exceed the maximum of the obligations under the guarantee or other support arrangement.

     "Copyrights" are all copyright rights, applications or registrations and like protections in each work or authorship or derivative work, whether published or not (whether or not it is a trade secret) now or later existing, created, acquired or held.

     "Credit Extension" is each Advance, whether or not in connection with a draw under a Letter of Credit, and any other extension of credit (including the issuance of a Letter of Credit) by a Bank to Borrower or for Borrower's benefit, or to preserve or protect any Collateral.

     "Current Assets" are amounts that under GAAP should be included on that date as current assets on Borrower's consolidated balance sheet.

     "Current Liabilities" are the aggregate amount of Borrower's Total Liabilities which mature within one (1) year.

     "Equipment" is all present and future machinery, equipment, tenant improvements, furniture, fixtures, vehicles, tools, parts and attachments in which Borrower has any interest.

     "EBITDA" is earnings before interest, taxes, depreciation, authorization and other non-cash items, adjusted for extraoridnary or non-recurring gains or losses, all as determined in accordance with GAAP.

     "ERISA" is the Employee Retirement Income Security Act of 1974, and its regulations.

     "GAAP" is generally accepted accounting principles.

     "Indebtedness" is (a) indebtedness for borrowed money or the deferred price of property or services, such as reimbursement and other obligations for surety bonds and letters of credit, (b) obligations evidenced by notes, bonds, debentures or similar instruments, (c) capital lease obligations and (d) Contingent Obligations.

     "Insolvency Proceedings" is any proceeding by or against any Person under the United States Bankruptcy Code, or any other bankruptcy or insolvency law, including assignments for the benefit of creditors, compositions, extensions generally with its creditors, or proceedings seeking reorganization, arrangement, or other relief.

     "Intellectual Property" is:

     (a) Copyrights, Trademarks, Patents, and Mask Works including amendments, renewals, extensions, and all licenses or other rights to use and all license fees and royalties from the use;

     (b) Any trade secrets and any Intellectual Property Rights in computer software and computer software products now or later existing, created, acquired or held;

     (c) All design rights which may be available to Borrower now or later created, acquired or held;

     (d) Any claims for damanges (past, present or future) for infringement of any of the rights above, with the right, but not the obligation, to sue and collect damages for use or infringement of the intellectual property rights above;

     All proceeds and products of the foregoing, including all insurance, indemnity or warranty payments.

     "Inventory" is present and future inventory in which Borrower has any interest, including merchandise, raw materials, parts, supplies, packing and shipping materials, work in process and finished products intended for sale or lease or to be furnished under a contract or service, of every kind and description now or later owned by or in the custody or possession, actual or constructive, of Borrower, including inventory temporarily out of its custody or possession or in transit and including returns on any accounts or other proceeds (including insurance proceeds) from the sale or disposition of any of the foregoing and any documents of title.

     "Investment" is any beneficial ownership of (including stock, partnership interest or other securities) any Person, or any loan, advance or capital contribution to any Person.

     "Lien" is a mortgage, lien, deed of trust, charge, pledge, security interest or other encumbrance.

     "Loan Documents" are, collectively, this Agreement, any note, or notes or guaranties executed by Borrower or Guarantor, each and every Application, each and every UCC-1 Financing Statement and any other present or future agreement between Borrower and/or for the benefit of Agent or any Bank in connection with this Agreement, as all amended, extended or restated.

     "Material Adverse Change" is defined in Section 8.3.

     "Mask Works" are all mask works or similar rights available for the protection of semiconductor chips, now owned or later acquired.

     "Maturity Date" is the earlier of (i) December 31, 2000 or (ii) the date on which Agent accelerates all Obligations as a result of an Event of Default.

     "Obligations" are debts, principal, interest, Bank Expenses and other amounts Borrower owes Agent now or later, including letters of credit and foreign exchange contracts, if any, and including interest accruing after Insolvency Proceedings begin and debts, liabilities, or obligations of Borrower assigned to Agent.

     "Patents" are patents, patent applications and like protections, including improvements, divisions, continuations, renewals, reissues, extensions and continuations-in-part of the same.

     "Percentage" is the percentage that each Bank's Commitment bears to the aggregate Commitments of all of the Banks.

     "Permitted Indebtedness" is:

     (a) Borrower's indebtedness to Agent under this Agreement, the Loan Documents or any other agreement by and between SVB and Borrower;

     (b) Indebtedness existing on the Closing Date and disclosed to Agent in writing by Borrower;

     (c) Subordinated Debt;

     (d) Indebtedness to trade creditors incurred in the ordinary course of business; and

     (e) Indebtedness secured by Permitted Liens;

     (f) Indebtedness associated with Acquisitions permitted by Section 7.3; and

     (g) Extensions, refinancings, modifications, amendments and restatements of any items of Permitted Indebtedness (a) through (f) above, provided that the principal amount thereof is not increased or the terms thereof are not modified to impose more burdensome terms upon Borrower or its Subsidiary, as the case may be.

     "Permitted Investments" are:

     (a) Investments disclosed to Agent in writing by Borrower and existing on the Closing Date;

     (b) (i) marketable direct obligations issued or unconditionally guaranteed by the United Sates or its agency or any State maturing within 1 year from its acquisition, (ii) commercial paper maturing no more than 1 year after its creation and having the highest rating from either Standard & Poor's Corporation or Moody's Investors Service, Inc. and (iii) Bank's certificates of deposit issued maturing no more than 1 year after issue;

     (c) interests in any money market funds that invest solely in one or more of the Investments described in paragraph (b) of this definition; and

     (d) Investments associated with Acquisitions permitted by Section 7.3.

     "Permitted Liens" are:

     (a) Liens existing on the Closing Date and disclosed to Agent in writing by Borrower or arising under this Agreement or other Loan Documents;

     (b) Liens for taxes, fees, assessments or other government charges or levies, either not delinquent or being contested in good faith and for which Borrower maintains adequate reserves on its Books, if they have no priority over any Agent's security interests;

     (c) Purchase money Liens (i) on Equipment acquired or held by Borrower or its Subsidiaries incurred for financing the acquisition of the Equipment, or
(ii) existing on equipment when acquired, if the Lien is confined to the property and improvements and the proceeds of the equipment;

     (d) Leases or subleases and licenses or sublicenses granted in the ordinary course of Borrower's business, if the leases, subleases, licenses and sublicenses permit granting Agent a security interest;

     (e) Liens incurred in the extension, renewal or refinancing of the indebtedness secured by Liens described in (a) through (e), but any extension, renewal or replacement Lien must be limited to the property encumbered by the existing Lien and the principal amount of the indebtedness may not increase.

     "Person" is any individual, sole proprietorship, partnership, limited liability company, joint venture, company, trust, unincorporated organization, association, corporation, institution, public benefit corporation, firm, joint stock company, estate, entity or government agency.

     "Prime Rate" is Agent's most recently announced "prime rate," even if it is not Agent's lowest rate.

     "Quick Assets" are, on any date, the Borrower's consolidated, unrestricted cash, cash equivalents, net billed accounts receivable and investments with maturities of less than 12 months determined according to GAAP.

     "Responsible Officer" is each of the Chief Executive Officer, the President, the Chief Financial Officer and the Controller of Borrower.

     "Subordinated Debt" is debt incurred by Borrower that is subordinated to Borrower's indebtedness owed to the Banks and which is reflected in a written agreement in a manner and form acceptable to Agent and approved by Agent in writing.

     "Subsidiary" is, for any Person, a joint venture or any other business entity of which more than 50% of the voting stock or other equity interests is owned or controlled, directly or indirectly, by the Person or one or more Affiliates of the Person.

     "Tangible Net Worth" is, on any date, the consolidated total assets of Borrower and its Subsidiaries minus, (i) any amounts attributable to (a) goodwill, (b) intangible items such as unamortized debt discount and expense, Patents, trade and service marks and names, Copyrights and research and development expenses except prepaid expenses, and (c) reserves not already deducted from assets, and (ii) Total Liabilities plus Subordinated Debt.

     "Term" is the term of this Agreement, commencing on the date of this Agreement and expiring on the Maturity Date.

     "Total Funded Debt" is all Indebtedness of Borrower.

     "Total Liabilities" is on any day, obligations that should, under GAAP, be classified as liabilities on Borrower's consolidated balance sheet, including all Indebtedness and the current portion Subordinated Debt allowed to be paid but excluding all other Subordinated Debt.

     "Trademarks" are trademark and service mark rights, registered or not, applications to register and registrations and like protections, and the entire goodwill of the business of Borrower connected with the trademarks.

     IN WITNESS WHEREOF, each of the parties has caused its duly authorized representative to execute this Agreement as of the date first set forth above.

BORROWER:                                   BANK:
EXODUS COMMUNICATIONS, INC.,                SILICON VALLEY BANK
a Delaware corporation


By: /s/ MIKE HEALY                          By: /s/ JOELLEN ADEMSKI
   ------------------------------              ---------------------------------

Name: MIKE HEALY                            Name: JOELLEN ADEMSKI
      ---------------------------                -------------------------------

Title: VP Finance                           Title: SVP
       --------------------------                 ------------------------------


[APPROVED EXODUS LEGAL SEAL]

                                   EXHIBIT A
                                   ---------
                                  COLLATERAL
                                  ----------

     The Collateral consists of all of Borrower's right, title and interest in and to the following:

     All goods and equipment now owned or hereafter acquired, including, without limitation, all machinery, fixtures, vehicles (including motor vehicles and trailers), and any interest in any of the foregoing, and all attachments, accessories, accessions, replacements, substitutions, additions, and improvements to any of the foregoing, wherever located;

     All inventory, now owned or hereafter acquired, including, without limitation, all merchandise, raw materials, parts, supplies, packing and shipping materials, work in process and finished products including such inventory as is temporarily out of Borrower's custody or possession or in transit and including any returns upon any accounts or other proceeds, including insurance proceeds, resulting from the sale or disposition of any of the foregoing and any documents of title representing any of the above;

     All contract rights and general intangibles now owned or hereafter acquired, including, without limitation, goodwill, trademarks, servicemarks, trade styles, trade names, patents, patent applications, leases, license agreements, franchise agreements, blueprints, drawings, purchase orders, customer lists, route lists, infringements, claims, computer programs, computer discs, computer tapes, literature, reports, catalogs, design rights, income tax refunds, payments of insurance and rights to payment of any kind;

     All now existing and hereafter arising accounts, contract rights, royalties, license rights and all other forms of obligations owing to Borrower arising out of the sale or lease of goods, the licensing of technology or the rendering of services by Borrower, whether or not earned by performance, and any and all credit insurance, guaranties, and other security therefor, as well as all merchandise returned to or reclaimed by Borrower;

     All documents, cash, deposit accounts, securities, securities entitlements, securities accounts, investment property, financial assets, letters of credit, certificates of deposit, instruments and chattel paper now owned or hereafter acquired and Borrower's Books relating to the foregoing;

     All copyright rights, copyright applications, copyright registrations and like protections in each work of authorship and derivative work thereof, whether published or unpublished, now owned or hereafter acquired; all trade secret rights, including all rights to unpatented inventions, know-how, operating manuals, license rights and agreements and confidential information, now owned or hereafter acquired; all mask work or similar rights available for the protection of semiconductor chips, now owned or hereafter acquired; all claims for damages by way of any past, present and future infringement of any of the foregoing; and

     All Borrower's Books relating to the foregoing and any and all claims, rights and interests in any of the above and all substitutions for, additions and accessions to and proceeds thereof.

                                   EXHIBIT B
                              FORM OF APPLICATION
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
[BANK LOGO OMITTED]
SILICON VALLEY BANK                     APPLICATION FOR STANDBY LETTER OF CREDIT

--------------------------------------------------------------------------------
LOCATION                                              DATE
--------------------------------------------------------------------------------
                                                            FOR BANK USE ONLY
                                                      --------------------------
                                                      L/C NO.
                                                      --------------------------

TO:  SILICON VALLEY BANK


     Please issue an irrevocable standby letter of credit as shown on this application by Full Text Teletransmission or Express Mail.
--------------------------------------------------------------------------------
For Account of (Applicant,                      In Favor of (Beneficiary,
   Name and Address)                                  Name and Address)



--------------------------------------------------------------------------------
          Amount                                       Expiration Date

                                                     Drafts to be drawn and
                                                     presented to the
                                                     negotiating or paying bank
                                                     on or before:

--------------------------------------------------------------------------------
Available be drafts as sight on you, your branch or your correspondent at your option or you may waive draft requirement. Documents required (should clearly reflect beneficiary's right or reason for drawing):


All documents will be sent in one cover be airmail unless stated otherwise under Special Instructions. Special Instructions:


--------------------------------------------------------------------------------
The opening of this credit is subject to the terms and conditions of the Standby Letter of Credit (the "Agreement") on the reverse. If this application is signed by more than one person, the Agreement will be the contract of the signers both as individuals and as a group.

I have read and agree to the terms and conditions on the reverse.

--------------------------------------------------------------------------------
Name of Applicant          Signed                    Title

--------------------------------------------------------------------------------
Name of Applicant          Signed                    Title

--------------------------------------------------------------------------------
            (If more than one page is used, all pages must be signed)

--------------------------------------------------------------------------------
                              TERMS AND CONDITIONS

         1. Applicant will reimburse Silicon Valley Bank ("Bank") on demand in U.S. Dollars, the amount required to pay each draft or instrument in connection with the Letter of Credit (the "Credit"). If the Credit is issued in a foreign currency, applicant will pay the U.S. Dollar equivalents (as determined by Bank) of the foreign currency amounts of all drawings under the Credit. In addition to such reimbursement, Applicant will pay Bank on demand, interest (on the amount disbursed by Bank to pay each instrument) at a per annum rate equal to Bank's Prime Rate from time to time in effect plus _______%. Interest shall be calculated for the actual number of days from the date of payment of the Instrument to the date of reimbursement on the basis of a 360 day year. Applicant authorizes and directs Bank to debit Applicant's deposit accounts with the Bank to satisfy Applicant's reimbursement obligations hereunder (including any interest thereon). Any such debit shall constitute a payment on the reimbursement debt of Applicant created under this Section 1. Notwithstanding anything to the contrary herein, if Applicant's reimbursement obligations hereunder is a submit under an already existing loan, the time of reimbursement and the interest rate charge shall be governed by the repayment terms under such loan to the extent that such terms are inconsistent with the reimbursement terms under this Applicant. If Applicant is party to a Loan Agreement with Bank, the terms set forth therein (including, without limitation, any terms of the Loan Agreement or ancillary agreements relating to collateral) shall remain in full force and effect, so long as Applicant owes obligations to Bank in connection with this Credit. Applicant will comply with all governmental exchange regulations new or hereafter applicable to the Credit or instruments or payments related thereto and will pay Bank, on demand, in United States currency, such amount as Bank may be required to expend on account of such regulations. Upon the occurrences of any one or more of the Events of Default described in paragraph 7 below, Applicant will pay Bank a sum equal to Bank's outstanding liability under the Credit.

         2. Applicant will pay Bank, on demand, Bank's commission, Interest where chargeable, and all charges, expenses (including attorneys' fees), taxes and fees paid or incurred by Bank in connection with the Credit and the enforcement of Bank's rights hereunder.

         3. Applicant agrees to hold Bank and its correspondences harmless against and reimburse it for any claim, loss, liability, cost or damage (including attorneys' fees) arising from or in connection with the Credit. If any law or regulation or the interpretation thereof by any court or administrative or governmental authority shall either (i) impose, modify or deem applicable any reserve, or similar requirement against letters of credit, issued by, or assets held by, or deposits in or for the account of, Bank or (ii) impose on Bank any insurance premium or other condition regarding the Credit, and the result shall be to increase the costs of lending or maintaining the Credit over that which Bank assumed in determining its fees as provided for above, then, upon written notice and demand by Bank, from time to time as specified by Bank, additional amounts which shall be sufficient to compensate Bank for such increased cost.

         4. The Uniform Customs and Practice for Documentary Credits (1993 Revision), International Chamber of Commerce, Publication No 500 and later revisions adhered to by Bank, shall govern the Credit. Neither Bank nor its correspondents shall be responsible for the condition, quality or delivery of the property to which the Credit or any documents purportedly relate, or the sufficiency, validity or genuineness of documents (including forgeries and fraud) or insurances; any delay in giving or failure to give notice of removal or other notices; the validity or sufficiency of any endorsements; any error, omission, or delay in giving or failure to give notice of arrival or other notices; any error, omission, or delay in transmission of any messages. Any action taken, or any failure to set by Bank or any correspondent with the Credit or the relative Instruments, documents or property. If in good faith, shall be binding on Applicant and shall not place Bank or any correspondent under any liability to Applicant or others.

         5. As security for the payment of performance of any of all of Applicant's obligations and liabilities hereunder. Applicant grants Bank a security interest in the following accounts: ____________________.

         6. We certify that the Board of Directors and Applicants has duly authorized the officer(s) signing below to secure and deliver this Application to Bank. We certify that the Board has authorized Applicants to borrow money from Bank, to request Bank to issue the Credit and to reimburse Bank for all amounts paid by Bank in connection with the Credit, all on terms agreed to from time to time, to grant security for all obligations owing to Bank, and to execute and deliver such documents, and take such other actions, as are necessary or appropriate in connection with the performance of this Agreement. We certify that all the resolutions authorizing the foregoing remain in full force and effect.

         7. Each of the following shall constitute an Event of Default under this Agreement (a) if Bank shall in good faith deem itself insecure at any time;
(b) if any of the obligations or liabilities of Applicant to Bank hereunder or under any other agreement between Applicant and Bank shall not be paid or performed when due; (c) if Applicant shall become insolvent; (d) if a petition is submitted by or against Applicant for any relief under any bankruptcy laws or any law relating to the relief of debtors; (e) if any government authority, receiver or court shall take possession of or exercise control over any substantial part of the property of Applicant. Upon occurrence of an Event of Default, unless Bank shall otherwise elect, any and all obligations and liabilities of Applicant to Bank, whether now existing or hereafter incurred, shall become due and payable without notice and Bank may exercise all the remedies of a secured party under Division B of the California Uniform Commercial Code.

By:_________________________________        By: ________________________________

Name:  ______________________________       Name:  _____________________________

Title:                                      Title:
      (President of Vice President)                (Secretary, Asst. Secretary,
                                                       CPO or Treasurer)

--------------------------------------------------------------------------------
There will be a fee of ____% of the commitment amount per annum associated with the Issuance of the Letter of Credit.

                                   EXHIBIT C
                                   ---------
                             COMPLIANCE CERTIFICATE
                             ----------------------

TO:               SILICON VALLEY BANK

FROM:             EXODUS COMMUNICATIONS, INC.


         The undersigned authorized officer of Exodus Communications, Inc., a Delaware corporation, certifies that under the terms and conditions of the Amended and Restated Loan and Security Agreement by and among Borrower, Bank and Agent (the "Agreement"); (i) Borrower is in complete compliance for the period ending ____________________ with all required covenants except as noted below, and (ii) all representations and warranties in the Agreement are true and correct in all material respects on this date. Attached are the required documents supporting the certification. The Officer certifies that these are prepared in accordance with Generally Accepted Accounting Principles (GAAP) consistently applied from one period to the next except as explained in an accompanying letter of footnotes. The Officer acknowledges that no Letters of Credit may be requested at any time or date of determination that Borrower is not in compliance with any of the terms of the Agreement and that compliance is determined not just at the date this certificate is delivered.

         Please indicate compliance status by circling Yes/No under "Complies" column.

Reporting Covenant                                Required                                   Complies
------------------                                --------                                   --------
10-Q, 10-K and 8-K                                Within 5 days after filing with SEC        Yes      No

Financial Covenant                                Required             Actual           Complies
------------------                                --------             ------           --------
Cash and Unrestricted Marketable Securities       $100,000,000         $_________       Yes      No
Maintain on a Quarterly Basis:
  Net Debt to Annualized Quarterly Revenues                                             Yes      No
    through 3/31/00                               4.00 : 1.00          _______:1.00
    from 4/01/00 to 6/30/00                       3.50 : 1.00          _______:1.00
    after 6/30/00                                 2.50 : 1.00          _______:1.00
  Revenues for trailing 12 mos.                                                         Yes      No
    as of 3/31/00                                 $200,000,000         $__________
    as of 6/30/00                                 $250,000,000         $__________
    as of 9/30/00 and thereafter                  $300,000,000         $__________
  EBITDA for trailing 12 mos.                                                           Yes      No
    as of 3/31/00                                 ($34,000,000)        $__________
    as of 6/30/00                                 ($10,000,000)        $__________
    as of 9/30/00 and thereafter                  $22,000,000          $__________

NEW OFFICES

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                              ---------------------------------
Comments Regarding Exceptions:  See Attached.           BANK USE ONLY

Sincerely,                                    Received by: ____________________
                                                            AUTHORIZED SIGNER
__________________________________
SIGNATURE                                     Date:____________________________

__________________________________            Verified: _______________________
TITLE                                                       AUTHORIZED SIGNER

__________________________________            Date: ___________________________
DATE                                          Compliance Status:  Yes      No
                                              ---------------------------------

                                FIRST AMENDMENT
                                ---------------
                                      TO
                                      --
                             AMENDED AND RESTATED
                             --------------------
                          LOAN AND SECURITY AGREEMENT
                          ---------------------------

         THIS FIRST AMENDMENT TO AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT (the "Amendment") is entered into as of April 28,2000, by and among SILICON VALLY BANK as Agent and a Bank (the "Agent"), EXODUS COMMUNICATIONS, INC., a Delaware corporation as borrower (the "Borrower"), and those certain financial institutions from time to time party to that certain Amended and Restated Loan and Security Agreement dated as of March 8, 2000 (the "Loan Agreement") as Banks (the "Banks"). Unless otherwise defined herein, each capitalized term used in this Agreement shall have the meaning accorded to it in the Loan Agreement.

                                   RECITALS
                                   --------

         A. On or about March 8, 2000, the Borrower and the Agent (for itself and for the Banks) entered into the Loan Agreement pursuant to which the Banks made available to the Borrower the Committed Letter of Credit Facility in the principal amount of up to Twenty Million Dollars ($20,000,000.00).

         B. The Borrower has requested that the Banks increase the principal amount available under the Committed Letter of Credit Facility to Thirty Million Dollars ($30,000,000.00) and the Banks and the Agent have agreed to do so, all in accordance with the terms of this Amendment.

                                   AGREEMENT
                                   ---------

         NOW, THEREFORE, in reliance upon the foregoing and in consideration of the mutual covenants set forth herein and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:

         1. Amendmentto Loan Agreement.
            --------------------------

            1.1 Increase to Commiment. The principal amount available to the
                ----------------------
Borrower under the Committed Letter of Credit Facility is hereby increased to Thirty Million Dollars ($30,000,000.00); provided, however, that such availability shall be decreased by the aggregate of all currently outstanding Letters of Credit, all Advances arising from time to time as a result of unreimbursed draws on any Letter of Credit and all Letter of Credit reserves (if any) that may be established from time to time by the Agent. Section 2.2 of the Loan Agreement is hereby amended accordingly.

            1.2 Fees and Expenses. The Borrower will pay to the Agent, for the
                -----------------
benefit of the Banks, a fee equal to Sixteen Thousand Six Hundred Sixty-Six and 66/100 Dollars ($16,666.66) (the "Increased Commitment Fee"). The Increased Commitment Fee shall be due and owing concurrently with the execution and delivery of this Amendment, shall be deemed to be earned in full upon payment and non-refundable, and shall be in addition to all other fees and expenses set forth under the Loan Agreement, including but not limited to those set forth in
Section 2.4 thereof.

            1.3 Increase to Minimum Unrestricted Cash Covenant. The Borrower
                ----------------------------------------------
agrees that it shall at all times hereafter maintain Unrestricted Cash on hand in the amount of not less than One Hundred Twenty-five Million Dollars ($125,000,000.00). Paragraph (a) of Section 6.7 of the Loan Agreement is hereby amended accordingly.

         2. Reaffirmation of Obligations. The Borrower reaffirms to the Agent,
            ----------------------------
for the benefit of the Banks, that as of the date hereto the outstanding face amount of all Letter of Credit is Twenty Million Nine Hundred Ninety Thousand Seventy-two and 16/100 Dollars ($20,990,072.16). The Borrower acknowledges that the Loan Agreement fully and accurately reflects and constitutes valid and enforceable obligations of the Borrower to the Agent and the Banks, and the Borrower remains fully obligated to perform all covenants and has no defenses to or offsets against such obligations.

         3. Conditions to Effectiveness. The following conditions must be
            ---------------------------
satisfied in full, or waived in writing by the Agent on behalf of the Banks, before this Amendment shall be effective and the Banks shall become obligated hereunder.

            3.1 Execution and Delivery of Documents. The Borrower shall have
                -----------------------------------
executed and delivered to the Agent this Amendment, and the Agent shall have received any and all other instruments and documents contemplated hereby or otherwise reasonably requested by the Agent, all in form and substance acceptable to the Agent, including the written consent of each Bank to increase its Commitment under the Loan Agreement commensurate with the terms of this Amendment.

            3.2 Payment of Fees and Expenses. The Borrower shall have paid to
                ----------------------------
the Agent all fees due and owing under the Loan Agreement as amended hereby and a sum sufficient to reimburse the Agent for all costs and expenses incurred by the Agent in entering into this Amendment (including but not limited to all attorneys' fees and expenses).

            3.3 Payment of Accrued Interest and Fees. The Borrower shall have
                ------------------------------------
paid to the Agent all outstanding accrued interest and fees under the Loan Agreement that are due and owing as of the date on which this Amendment becomes effective.

            3.4 Representations and Warranties. The representations and
                ------------------------------
warranties of the Borrower as set forth in the Loan Agreement shall be true and correct as of the date on which this Amendment becomes effective, and no Event of Default shall have occurred and be continuing as of such date without cure.

         4. Continued Full Force and Effect. Except to the extent expressly
            -------------------------------
amended hereby, all of the terms and provisions of the Loan Agreement shall remain in full force and effect, and the lien in favor of the Agent, as agent for the Banks, in the Collateral shall be and remain a fully perfected senior lien upon all of the Collateral pursuant to the terms of the Loan Agreement, it being the intent of the parties that nothing herein shall affect or impair the Agent's rights or remedies under the Loan Agreement or its lien upon the Collateral. Henceforth, the term "Loan Agreement" shall be deemed to mean the Loan Agreement as modified and supplemented by the terms of this Amendment, and any default of the Borrower hereunder shall constitute an Event of Default under the Loan Agreement.

         5. General Provisions.

            5.1 Choice of Law and Venue. This Amendment shall be governed by and
                -----------------------
construed in accordance with the internal laws of the Sate of California, without regard to principles of conflicts of law, and any action or proceeding arising out of this Agreement shall be commenced in the Superior Court of the State of California for the County of Santa Clara, or in the District Court of the United States in the Northern District of California.

            5.2 WAIVER OF JURY TRIAL. EACH OF THE BORROWER, ON THE ONE HAND, AND
                --------------------
THE AGENT AND THE BANKS, ON THE OTHER HAND, WAIVES ITS RIGHT TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION ARISING OUT OF OR BASED UPON THIS AMENDMENT, THE LOAN AGREEMENT OR ANY CONTEMPLATED TRANSACTION, INCLUDING CONTRACT, TORT, BREACH OF DUTY AND ALL OTHER CLAIMS. THIS WAIVER IS A MATERIAL INDUCEMENT FOR EACH OF THE PARTIES TO ENTER INTO THIS AMENDMENT. EACH PARTY HAS REVIEWED THIS WAIVER WITH ITS COUNSEL AND UNDERSTANDS THE RAMIFICATIONS THEREOF.

            5.3 Entire Agreement. This Amendment and the Loan Agreement together
                ----------------
constitute the entire agreement and understanding between the parties hereto with respect to the transactions contemplated hereunder and thereunder and supersede all prior negotiations, understandings and agreements between the parties with respect to such transactions.

            5.4 Counterparts. This Amendment may be executed and delivered in
                ------------
any number of counterparts, each of which shall be an original and all of which together shall constitute one and the same agreement.

            5.5 Time of the Essence. Times if of the essence in the performance
                -------------------
by each party of its obligations hereunder and the satisfaction of all conditions specified herein.

         IN WITNESS THEREOF, each of the parties hereto has caused its duly authorized representative to execute this Agreement as of the date first set forth above.

BORROWER:                                   AGENT AND BANK:

EXODUS COMMUNICATIONS, INC.,                SILICON VALLEY BANK
a Delaware corporation

By: /s/ MIKE HEALY                          By: /s/ JOELLEN ADEMSKI
   ------------------------------              ------------------------------

Name: MIKE HEALY                            Name: JOELLEN ADEMSKI
      ---------------------------                -------------------------------

Title: VP FINANCE                           Title: SVP
      ---------------------------                 ------------------------------

                              SECOND AMENDMENT TO
                              -------------------
                             AMENDED AND RESTATED
                             --------------------
                          LOAN AND SECURITY AGREEMENT
                          ---------------------------

         THIS SECOND AMENDMENT TO AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT (the "Amendment") is entered into as of July 14, 2000, by and among SILICON VALLEY BANK as Agent and a Bank (the "Agent"), EXODUS COMMUNICATIONS, INC., a Delaware corporation as borrower (the "Borrower"), and those certain financial institutions from time to time party to that certain Amended and Restated Loan and Security Agreement dated as of March 8, 2000 as Banks (the "Banks").

                                    RECITALS
                                    --------

         A. On or about March 8, 2000, the Borrower and the Agent (for itself and for the Banks) entered into that certain Amended and Restated Loan and Security Agreement pursuant to which the Banks made available to the Borrower the Committed Letter of Credit Facility in the principal amount of up to Twenty Million Dollars ($20,000,000.00). On or about April 28, 2000, the Borrower and the Agent (for itself and the Banks) entered into that certain First Amendment to Amended and Restated Loan and Security Agreement (the "First Amendment") pursuant to which the Banks increased the principal amount available under the Committed Letter of Credit Facility to Thirty Million Dollars ($30,000,000.00) and changed certain covenants therein. The Amended and Restated Loan and Security Agreement, as amended by the First Amendment, is hereinafter referred to as the "Loan Agreement", and each capitalized term used in this Amendment shall have the meaning accorded to it in the Loan Agreement unless it is otherwise defined herein.

         B. The parties now desire to extend the Maturity Date to March 31, 2001 and amend certain covenants in the Loan Agreement, all in accordance with the terms of this Amendment.

                                   AGREEMENT
                                   ---------

         NOW, THEREFORE, in reliance upon the foregoing and in consideration of the mutual covenants set forth herein and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:

         1. Amendments to Loan Agreement.
            ----------------------------

            1.1 Extension of Maturity Date. The Maturity Date is hereby extended
                --------------------------
from December 31, 2000 to March 31, 2001. The definition of "Maturity Date" in
Section 19 of the Loan Agreement is hereby amended by substituting the words "March 31, 2001" for the words "December 31, 2000" therein.

            1.2 Increase to Minimum Trailing Twelve-Month EBITDA Covenant. The
                ---------------------------------------------------------
Borrower agrees that it shall, at all times after December 31, 2000, maintain its EBITDA for a trailing twelve-month period in the amount of not less than Thirty Million Dollars ($30,000,000.00). Paragraph (d) of Section 6.7 of the Loan Agreement is hereby amended by changing clause (iii) and adding a new clause (iv) as follows: "(iii) $22,000,000 as of 9/30/00 and through 12/31/00; and (iv) $30,000,000 at all times after 12/31/00."

         2. Extension Fee. The Borrower will pay to the Agent, for the benefit
            -------------
of the Banks, a fee (the "Extension Fee") in the amount of Eighteen Thousand Seven Hundred Fifty and No/100

Dollars ($18,750.00). The Extension Fee shall be due and owing concurrently with the execution and delivery of this Amendment, shall be deemed to be earned in full upon payment and non-refundable, and shall be in addition to all other fees and expenses set forth under the Loan Agreement, including but not limited to those set forth in Section 2.4 hereof.

         3. Consent to Investment in Mirror Image. The Agent hereby consents, on
            -------------------------------------
behalf of the Banks, to the investment by the Borrower of cash in the amount of $75,000,000 and equity securities of the Borrower worth $310,000,000 to acquire a 17.0% ownership interest in Mirror Image Interest on or about April 21, 2000 (the "Mirror Image Investment").

         4. Reaffirmation of Obligations. The Borrower reaffirms to the Agent,
            ----------------------------
for the benefit of the Banks, that as of the date hereof the outstanding face amount of all Letters of Credit outstanding under the Credit Facility if Twenty-nine Million Four Hundred and Fifteen Thousand and Seven Hundred and
-----------         ------------------------              -----------------
Sixty Eight Dollars and eight-eight/100 Dollars ($29,415,768.88). The Borrower
-----------                                      --------------
acknowledges that the Loan Agreement fully and accurately reflects and constitutes the valid and enforceable obligations of the Borrower to the Agent and the Banks, and the Borrower remains fully obligated to perform all covenants thereunder and has no defenses to or offsets against such obligations.

         5. Conditions to Effectiveness. The following conditions must be
            ---------------------------
satisfied in full, or waived in writing by the Agent on behalf of the Banks, before this Amendment shall be effective and the Banks shall become obligated hereunder.

            5.1 Execution and Delivery of Documents. The Borrower shall have
                -----------------------------------
executed and delivered to the Agent this Amendment, and the Agent shall have received the Extension Fee and any and all other instruments and documents contemplated hereby or otherwise reasonably requested by the Agent, all in form and substance acceptable to the Agent, including the written consent of each Bank to the Mirror Image Investment and to the extension of the Maturiy Date in accordance with the terms of this Amendment.

            5.2 Payment of Fees and Expenses. The Borrower shall have paid to
                ----------------------------
the Agent all fees due and owing under the Loan Agreement as amended hereby, as well as the Extension Fee and a sum sufficient to reimburse the Agent for all costs and expenses incurred by the Agent in entering into this Amendment (including but not limited to all attorneys' fees and expenses).

            5.3 Payment Accrued Interest. The Borrower shall have paid to the
                ------------------------
Agent all outstanding accrued interest under the Loan Agreement that is due and owing as of the date on which this Amendment becomes effective.

            5.4 Representations and Warranties; No Default. The representations
                ------------------------------------------
and warranties of the Borrower as set forth in the Loan Agreement shall be true and correct as of the date on which this Amendment becomes effective, and no Event of Default shall have occurred and be continuing as of such date without cure.

         6. Continued Full Force and Effect. Except to the extent expressly amended hereby, all of the terms and provisions of the Loan Agreement shall remain in full force and effect, and the lien in favor of the Agent, as agent for the Banks, in the Collateral shall be and remain a fully perfected senior lien upon all of the Collateral pursuant to the terms of the Loan Agreement, it being the intent of the parties that nothing herein shall affect or impair the Agent's rights or remedies under the Loan Agreement or its lien upon the Collateral. Henceforth, the term "Loan Agreement" shall be deemed to mean the Loan Agreement as modified and supplemented by the terms of this Agreement, and any default of the Borrower hereunder shall constitute an Event of Default under the Loan Agreement.

         7. General Provisions.
            ------------------

            7.1 Choice of Law and Venue. This Amendment shall be governed by and
                -----------------------
construed in accordance with the internal laws of the Sate of California, without regard to principles of conflicts of law, and any action or proceeding arising out of this Agreement shall be commenced in the Superior Court of the State of California for the County of Santa Clara, or in the District Court of the United States in the Northern District of California.

            7.2 WAIVER OF JURY TRIAL. EACH OF THE BORROWER, ON THE ONE HAND, AND
                --------------------
THE AGENT AND THE BANKS, ON THE OTHER HAND, WAIVES ITS RIGHT TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION ARISING OUT OF OR BASED UPON THIS AMENDMENT, THE LOAN AGREEMENT OR ANY CONTEMPLATED TRANSACTION, INCLUDING CONTRACT, TORT, BREACH OF DUTY AND ALL OTHER CLAIMS. THIS WAIVER IS A MATERIAL INDUCEMENT FOR EACH OF THE PARTIES TO ENTER INTO THIS AMENDMENT. EACH PARTY HAS REVIEWED THIS WAIVER WITH ITS COUNSEL AND UNDERSTANDS THE RAMIFICATIONS THEREOF.

            7.3 Entire Agreement. This Amendment and the Loan Agreement together
                ----------------
constitute the entire agreement and understanding between the parties hereto with respect to the transactions contemplated hereunder and thereunder and supersede all prior negotiations, understandings and agreements between the parties with respect to such transactions.

            7.4 Counterparts. This Amendment may be executed and delivered in
                ------------
any number of counterparts, each of which shall be an original and all of which together shall constitute one and the same agreement.

            7.5 Time of Essence. Time is of the essence in the performance by
                ---------------
each party of its obligations hereunder and the satisfaction of all conditions specified herein.

            IN WITNESS THEREOF, each of the parties hereto has caused its duly authorized representative to execute this Agreement as of the date first set forth above.

BORROWER:                                   AGENT AND BANK

EXODUS COMMUNICATIONS, INC.,                SILICON VALLEY BANK
a Delaware corporation

BY: /s/ MIKE HEALY                         BY: /s/ ROBIN COURTNEY
   ---------------------------                -----------------------------

Name:  MIKE HEALY                          Name: ROBIN COURTNEY
   ---------------------------                   --------------------------

Title:  VP Finance                         Title:  AVP
   ---------------------------                   --------------------------

                                       3